Exhibit 3.190

CERTIFICATE OF INCORPORATION

of

MARCONI COMPANY, INC.

FIRST:    The name of the Corporation is Marconi Company, Inc.

SECOND:    The address of the Corporation’s registered office in the State of Delaware is 306 South State Street, in the City of Dover, County of Kent. The name of its registered agent at such address is United States Corporation Company.

THIRD:    The nature of the business or purposes to be conducted or promoted are:

To engage in any lawful act or activity for which corporations may be organized, under the General Corporation Law of the State of Delaware.

FOURTH:    The total number of shares of stock that the Corporation shall have authority to issue is 10,000, and the par value of each of such shares is One Dollar ($1.00) .

FIFTH:    The name and mailing address of the sole incorporator is as follows:

Name	Mailing Address
Mark D. Tomasko	24th Floor
30 Rockefeller Plaza New York, New York 10020

SIXTH:    The Board of Directors is authorized to make, alter or repeal the By-Laws of the Corporation.

SEVENTH:    Any one or more directors may be removed, with or without cause, by the vote or written consent of the holders of a majority of the issued and outstanding shares of stock of the Corporation.

EIGHTH:    Meetings of stockholders shall be held at such place, within or without the State of Delaware, as may be designated by or in the manner provided in the By-Laws, or, if not so designated, at the registered office of the Corporation in the State of Delaware. Elections of directors need not be by ballot unless and to the extent that the By-Laws so provide.

NINTH:    Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

TENTH:    The Corporation reserves the right to amend, alter or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights of stockholders herein are subject to this reservation.

THE UNDERSIGNED, being the incorporator above named, for the purposes of forming a corporation pursuant to the General Corporation Law of the State of Delaware, has signed this instrument on the 13th day of August, 1975 and does thereby acknowledge that it is his act and deed and that the facts stated therein are true.

/s/ Mark D. Tomasko
Mark D. Tomasko
Sole Incorporator

CERTIFICATE

FOR RENEWAL AND REVIVAL OF CHARTER

OF

MARCONI COMPANY, INC.

MARCONI COMPANY, INC. , a corporation organized under the laws of the State of Delaware, the Certificate of Incorporation of which was filed in the Office of the Secretary of State on the 14 day of 08 A.D. 1975, the charter of which was voided for nonpayment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

1.    The name of this corporation is:

MARCONI COMPANY, INC.

2.    Its registered office in the State of Delaware is located at 1013 Centre Road, in the City of Wilmington, County of New Castle and its registered agent is UNITED STATES CORPORATION COMPANY.

3.    The date when the restoration, renewal, and revival of the charter of this company is to commence is the twenty-eighth day of February, A.D., 97, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

4.    This corporation was duly organized and carried on the business authorized by its charter until the first day of March, A.D., 97, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, MARCONI COMPANY, INC. has caused this Certificate to be signed by Marcia McKenzie this seventh day of May A.D. 1998.

/s/ Marcia McKenzie
Authorized Officer
Treasurer

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

MARCONI COMPANY, INC. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY :

FIRST: That by an action of the Board of Directors of Marconi Company, Inc. without a meeting, signed on May 10, 2000, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and submitting the amendment to the stockholder of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “FIRST” so that, as amended, said Article shall be and read as follows:

“FIRST: The name of the Corporation is Syscan Company, Inc.”

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a resolution of sole shareholder in lieu of meeting of said corporation was duly signed in accordance with Section 228 of the General Corporation Law of the State of Delaware in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said Marconi Company, Inc. has caused this certificate to be signed by Jean-Denis Roy, an Authorized Officer, this 10th day of May, 2000.

By:	/s/ Jean-Denis Roy
Authorized Officer

Title:	General Counsel and Corporate Secretary

Name:	Jean-Denis Roy

CERTIFICATE OF OWNERSHIP

MERGING

CMC ELECTRONICS AURORA INC.

INTO

SYSCAN COMPANY, INC.

(Subsidiary into parent pursuant to Section 253 of the

General Corporation Law of Delaware)

* * * * * * *

SYSCAN Company, Inc., a corporation incorporated on August 14, 1975 pursuant to the provisions of the General Corporation Laws of the State of Delaware;

DOES HEREBY CERTIFY:

FIRST: That this corporation owns 100% of the capital stock of CMC Electronics Aurora Inc., a corporation incorporated on February 6, 1987, pursuant to the provisions of the Business Corporation Act of the State of Illinois and that this corporation, by a resolution of its Board of Directors duly adopted by unanimous written consent dated January 27, 2006, determined to and did merge into itself said CMC Electronics Aurora Inc., which resolution is in the following words to wit:

WHEREAS this corporation lawfully owns 100% of the outstanding stock of CMC Electronics Aurora Inc., a corporation organized and existing under the laws of Illinois, and

WHEREAS this corporation desires to merge into itself said CMC Electronics Aurora Inc., and to be possessed of all the estate, property, rights, privileges and franchises of said corporation,

NOW, THEREFORE, BE IT RESOLVED, that this corporation merge into itself said CMC Electronics Aurora Inc. and assumes all of its obligations, and

FURTHER RESOLVED, that an authorized officer of this corporation be and he or she is hereby directed to make and execute a certificate of ownership setting forth a copy of the resolution to merge said CMC Electronics Aurora Inc. and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware; and

FURTHER RESOLVED, that the officers of this corporation be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware; which may be in any way necessary or proper to effect said merger.

FURTHER RESOLVED, that this corporation change its corporate name by changing Article First of the Certificate of Incorporation of this corporation to read as follows:

Article First The name of the corporation is CMC Electronics Aurora Inc.

IN WITNESS WHEREOF, said parent corporation has caused this Certificate be signed by an authorized officer this 27th day of January, 2006.

By:	/s/ Gregory A. Yeldon

Name:	Gregory A. Yeldon
Title:	President

STATE OF DELAWARE

CERTIFICATE OF CHANGE

OF REGISTERED AGENT AND/OR

REGISTERED OFFICE

The Board of Directors of CMC ELECTRONICS AURORA INC., a Delaware Corporation, on this 23rd day of April, A.D., 2007, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is                 Corporation Trust Center                  1209 Orange Street, in the City of                 Wilmington                 , County of                 New Castle                 Zip Code     19801

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is                 THE CORPORATION                                                                   TRUST COMPANY

The Corporation does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 23rd day of April, A.D., 2007.

By:	/s/ Robert D. George
Authorized Officer
Name:	Robert D. George
Print or Type

Title:	Vice President, Secretary & Treasurer

CMC ELECTRONICS AURORA INC.

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

CMC Electronics Aurora Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1.    Article FOURTH of the Certificate of Incorporation of the corporation is amended in its entirety to read as follows:

The Corporation is authorized to issue 3,000 shares of capital stock in the aggregate. The capital stock of the Corporation shall consist of a single class, designated “Common Stock” with a par value of $ 1.00 per share.

2.    The foregoing amendment was duly proposed and declared advisable by the corporation’s Board of Directors and adopted by the corporation’s stockholders in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has signed this Certificate this 10th day of August, 2007.

CMC ELECTRONICS AURORA INC.

By	/s/ Robert D. George
Robert D. George, Vice President

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM A DOMESTIC CORPORATION

TO A DOMESTIC LIMITED LIABILITY COMPANY

(pursuant to Section 266 of the Delaware General Corporation Law and

Section 214 of the Delaware Limited Liability Company Act)

This Certificate of Conversion is being duly executed and filed by the undersigned, as an authorized person, to convert a Delaware corporation to a Delaware limited liability company pursuant to Section 266 of the Delaware General Corporation Law and Section 214 of the Delaware Limited Liability Company Act.

1.

The corporation was first incorporated on August 14, 1975 in the State of Delaware, under the name Marconi Company, Inc. On January 30, 2006, the corporation merged with and into CMC Electronics Aurora Inc. and its name was changed to CMC Electronics Aurora Inc. (the “Corporation”).

2.	The jurisdiction of the Corporation immediately prior to the filing this Certificate of Conversion is the State of Delaware.

3.	The name of the corporation immediately prior to the filing this Certificate of Conversion is CMC Electronics Aurora Inc.

4.

The name of the Delaware limited liability company as set forth in its Certificate of Formation filed in accordance with Section 214 of the Delaware Limited Liability Company Act is CMC Electronics Aurora LLC.

5.	This Certificate of Conversion shall be effective upon the filing of this Certificate of Conversion and the Certificate of Formation.

6.

The conversion of the Delaware corporation to a Delaware limited liability company has been approved in accordance with Section 266 of the Delaware General Corporation Law and Section 214 of the Delaware Limited Liability Company Act.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Conversion as of July 5, 2011.

/s/ Robert D. George
Robert D. George
Authorized Person

CERTIFICATE OF FORMATION

OF

CMC ELECTRONICS AURORA LLC

ARTICLE 1. NAME

The name of the limited liability company is CMC Electronics Aurora LLC.

ARTICLE 2. REGISTERED OFFICE AND

REGISTERED AGENT

The address of the registered office of this limited liability company in Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, State of Delaware 19801, and the name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 5 day of July, 2011.

/s/ Robert D. George
Print Name:	Robert D. George
Authorized Person